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                                                                   Exhibit 10.6


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. THIS SECURITY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (A) A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE TERMS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF DECEMBER 30, 1999 (THE "SECURITIES PURCHASE AGREEMENT"), BETWEEN SUNRISE TELEVISION CORP. AND THE PURCHASERS LISTED THEREIN, A COPY OF WHICH AGREEMENT MAY BE OBTAINED UPON REQUEST.

                             STOCK PURCHASE WARRANT

Date of Issuance:                December 30, 1999           Certificate No. W-6

         For value received, SUNRISE TELEVISION CORP., a Delaware corporation ("Holdings"), hereby grants to CHASE EQUITY ASSOCIATES, L.P., a Delaware limited partnership ("Purchaser") and its assigns and transferees, the right to purchase from Holdings the Warrant Shares (as defined herein) at a price per share of $.01 (the "Exercise Price"). Certain capitalized terms used herein are defined in Section 2 hereof.

         This Warrant is subject to the following provisions:

         SECTION 1. Exercise of Warrant.

                1A. Exercise Period. The purchase rights represented by this Warrant may only be exercised by the Registered Holder in accordance with
Section 1B (i) below prior to the expiration of the first Exit Event Period occurring after the date hereof; provided, however, that this Warrant may only be exercised with respect to Vested Warrant Shares.

                1B. Exercise Procedure.

                (i) This Warrant shall be deemed to have been exercised pursuant to Section 1A when all of the following items have been delivered to Holdings (the "Exercise Time"):

                    (a) a completed Exercise Agreement, in the form, set forth in Exhibit A hereto, executed by the Registered Holder;




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                    (b) this Warrant;

                    (c) the aggregate Exercise Price (payable in the manner
              provided in subsection (viii) below); and

                    (d) such documentation as Holdings shall reasonably
              request, including as described in Section 1B (vii) below.

              (ii) Certificates for Vested Warrant Shares purchased upon exercise of this Warrant shall be delivered by Holdings to the Registered Holder within ten (10) business days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to
Section 10 hereof.

              (iii) The Vested Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder shall be deemed for all purposes to have become the record holder of such Vested Warrant Shares at the Exercise Time.

              (iv) The issuance of certificates for Vested Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder for any issuance tax in respect thereof or other cost incurred by Holdings in connection with such exercise and the related issuance of Vested Warrant Shares; provided, that Holdings shall not be required to pay any taxes in respect of the Warrant and Vested Warrant Shares with respect to any permitted transfer of the Warrant which taxes shall be paid by the transferee prior to the issuance of the Vested Warrant Shares.

              (v) Holdings shall give to the Registered Holder not less than ten (10) business days prior written notice (an "Exit Event Notice") of the occurrence of an Exit Event. Upon exercise of this Warrant during an Exit Event Period, such exercise shall be conditioned upon the consummation of such Exit Event, and such exercise shall not be deemed to be effective until immediately prior to the consummation of such Exit Event; provided, that in the event that such Exit Event is not consummated, such exercise will be deemed ineffective.

              (vi) Holdings shall at all times reserve and keep available out of its authorized but unissued Shares of Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free of preemptive rights. Holdings will use its commercially reasonable efforts to ensure that all such Warrant Shares may be so issued without violation by Holdings of any applicable law or governmental regulation.




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              (vii)  Upon exercise of this Warrant, Holdings may require customary representations and warranties from the Registered Holder to assure that the issuance and sale of the Warrant Shares shall not require registration or qualification under the Securities Act or any state securities law.

              (viii) The aggregate Exercise Price shall be paid by the Registered Holder by certified or official bank check or by wire transfer of immediately available funds to an account designated by Holdings for this purpose; provided, however, that upon exercise of this Warrant in connection with an Initial Public Offering, the Registered Holder may elect to pay the aggregate Exercise Price by the surrender of Warrant Shares (which surrender shall consist of Warrant Shares for which this Warrant is being exercised), and without the payment of the aggregate Exercise Price in cash, in return for the delivery to the Registered Holder of such number of Warrant Shares (rounded to the nearest whole share) equal to the product of (1) the number of Warrant Shares for which this Warrant is being exercised (as if the Exercise Price were being paid in cash) and (2) the Cashless Exercise Ratio.

         SECTION 2. Definitions. The following terms have the meanings set forth below:

         "Affiliate" means, as to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Fair Market Value of the Warrant Shares on the date of exercise over the Exercise Price as of the date of exercise and denominator of which is the Fair Market Value of the Warrant Shares on the date of exercise.

         "Common Stock" means the Common Stock of Holdings, par value $.01 per share.

         "Exit Event" means the occurrence of a Sale of Holdings or an Initial Public Offering.

         "Exit Event Period" means, with respect to a proposed Exit Event, the period beginning on the date the Exit Event Notice is given and ending on the date which is the tenth (10) business day thereafter.

         "Fair Market Value" means, (a) for the purposes of any determination being made in connection with an Initial Public Offering involving Common Stock, the initial price to the public for a share of such Common Stock being sold




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in such Initial Public Offering and (b) for the purposes of any determination being made in connection with an Initial Public Offering involving any capital stock other than Common Stock, the fair market value of one share of Common Stock as determined in good faith by the Board of Directors of Holdings (taking into consideration the initial price to the public for a share of such capital stock being sold in such Initial Public Offering).

         "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of Holdings' Common Stock on a fullydiluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Person.

         "Initial Public Offering" means Holdings' first underwritten public offering of any series of Holdings' capital stock which has the unlimited right to participate in dividends and distributions upon the liquidation of Holdings.

         "Original Purchaser" means the Purchaser named in the Securities Purchase Agreement that first acquired this Warrant (or any predecessor to this Warrant).

         "Person" means any individual, partnership, limited liability corporation, joint venture, corporation, trust, unincorporated organization or government or department or agency thereof.

         "Registered Holder" means the holder of this Warrant as reflected in the records of Holdings maintained pursuant to Section 8.

         "Sale of Holdings" means the sale of Holdings to an Independent Third Party or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of Holdings possessing the voting power under normal circumstances to elect a majority of Holdings' board of directors (whether by merger, consolidation, sale, transfer or exchange of Holdings' capital stock) or (ii) all or substantially all of Holdings' assets determined on a consolidated basis.

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of December 30, 1999, between Holdings and the Purchasers named therein.

         "Vested Warrant Shares" means the number of Warrant Shares reflected on Schedule 1 hereto under the caption "Shares Vesting Quarterly" under the name of the Purchaser (the "Purchaser Column"). That number of Warrant Shares shown under the Purchaser Column on the line item delineated "At




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Closing" shall be fully vested upon issuance and the Warrant thereafter may be exercised at any time for such number of Warrant Shares, subject to the terms and conditions of this Warrant. If, on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 2000 and continuing through and including December 31, 2002, the Original Purchaser (or any Affiliate thereof) continues to own any Subordinated Notes of the Company purchased by the Original Purchaser pursuant to the Securities Purchase Agreement (including, for purposes hereof, any Subordinated Notes issued after December 30, 1999 in lieu of cash dividends on the Subordinated Notes), that number of Warrant Shares shown under the Purchaser Column on the line item with the corresponding date, shall be fully vested and the Warrant thereafter may be exercised at any time for such number of Warrant Shares (plus any other Vested Warrant Shares as to which the Warrant has not previously been exercised), subject to the terms and conditions of this Warrant.

         "Warrant Shares" means the number shares of Common Stock issuable upon exercise of this Warrant as determined in accordance with Schedule 1 hereto under the name of the Purchaser (or one of its Affiliates) on such Schedule 1, subject to adjustment as provided herein.

         SECTION 3. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of Holdings.

         SECTION 4. Adjustment to Warrant Shares.

         (a) If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or similar transactions, the number of Warrant Shares issuable upon exercise of the Warrant shall be automatically adjusted to reflect such stock dividends, stock splits or similar transactions.

         (b) In case of any reclassification of the Common Stock or any consolidation of Holdings with, or merger of Holdings into, any other Person, any merger of another Person into Holdings (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of Holdings or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of the Warrant shall have the right thereafter, during the period the Warrant shall be exercisable, to exercise the Warrant for (but only for) the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which the Warrant would have been exercisable immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange. Holdings or the Person formed by the




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         consolidation or resulting from the merger or which acquires such assets or which acquires Holdings' shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent documents to establish such rights. The certificate or articles of incorporation or other constituent documents shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable. to the adjustments provided for in this Section 4(b). The provisions of this Section 4(b) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

         SECTION 5. Replacement. Upon receipt of evidence satisfactory to Holdings (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity satisfactory to Holdings or, in the case of any such mutilation upon surrender of such certificate, Holdings shall, at the expense of the Registered Holder, execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         SECTION 6. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier or via facsimile and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to Holdings, at its principal executive offices and (ii) to the Registered Holder, at such holder's address as it appears in the records of Holdings (unless otherwise indicated by such holder).

         SECTION 7. Warrant Register. Holdings shall maintain at its principal executive offices books for the registration and, to the extent permitted by
(a) the laws of the State of Delaware and (b) pursuant to Section 4 hereof, the registration of transfer of the Warrant. Upon any transfer of the Warrant, the Registered Holder shall deliver to Holdings a Transfer Agreement substantially in the form set forth in Exhibit B hereto. Holdings may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and shall not be affected by any notice to the contrary. As a condition to the transfer of this Warrant, the transferee shall be required to deliver a written acknowledgment of its agreement to the vesting provisions of this Warrant.

         SECTION 8. Fractions of Shares. Holdings may, but shall not be required to, issue a fraction of a Warrant Share upon the exercise of this Warrant. As to any fraction of a share which Holdings elects not to issue, Holdings shall




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make a cash payment in respect of such fraction in an amount equal to the same fraction of the fair market value of a Warrant Share on the date of such exercise as determined by the Board of Directors of Holdings in its sole discretion.

         SECTION 9. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. THE PROVISIONS OF THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.




















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         IN WITNESS WHEREOF, Holdings has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the date hereof.


                                            SUNRISE TELEVISION CORP.


                                            By: /s/ David A. Fitz
                                                ---------------------------
                                            Name:   David A. Fitz
                                            Title:  Executive Vice President































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                                                                      EXHIBIT A

                               EXERCISE AGREEMENT

To:______________________________________________  Dated:_______________________

         The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-_________________ ), hereby agrees to subscribe for the purchase of ________________________ Vested Warrant Shares covered by such Warrant.


                                            Signature:__________________________

                                            Name:_______________________________

                                            Address:____________________________
























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                                                                      EXHIBIT B

                           FORM OF TRANSFER AGREEMENT

        FOR VALUE RECEIVED,_____________________________________________________
        hereby sells, assigns and transfers unto

Name____________________________________________________________________________
                  (please typewrite or print in block letters)

Address_________________________________________________________________________
its right to purchase _______________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of Holdings, with full power of substitution in the premises.


Date:_____________________________


                                            Signature:__________________________

                                            Name:_______________________________

                                            Address:____________________________

























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                                   SCHEDULE 1

                            SUNRISE TELEVISION CORP.

                        WARRANT SHARES VESTING SCHEDULE


           DATE                     HMTF FUND III                   HM3 COINVESTORS, L.P.            CHASE EQUITY ASSOCIATES
           ----           -------------------------------     -------------------------------    -------------------------------
                          Shares Vesting      Cumulative      Shares Vesting      Cumulative     Shares Vesting      Cumulative
                            Quarterly       Shares Vested       Quarterly       Shares Vested       Quarterly      Shares Vested
                          --------------    -------------     --------------    -------------    --------------    -------------
At Closing
     (December 30, 1999)     2,968.2           2,968.2             91.8               91.8             340               340

March 31, 2000               2,968.2           5,936.4             91.8              183.6             340               680
June 30, 2000                2,968.2           8,904.6             91.8              275.4             340             1,020
September 30, 2000           2,968.2          11,872.8             91.8              367.2             340             1,360
December 31, 2000            2,968.2          14,841.0             91.8              459.0             340             1,700

March 31, 2001               2,968.2          17,809.2             91.8              550.8             340             2,040
June 30, 2001                2,968.2          20,777.4             91.8              642.6             340             2,380
September 30, 2001           2,968.2          23,745.6             91.8              734.4             340             2,720
December 31, 2001            3,492.0          27,237.6            108.0              842.4             400             3,120

March 31, 2002               3,492.0          30,729.6            108.0              950.4             400             3,520
June 30, 2002                3,492.0          34,221.6            108.0            1,058.4             400             3,920
September 30, 2002           3,492.0          37,713.6            108.0            1,166.4             400             4,320
December 31, 2002            3,492.0          41,205.6            108.0            1,274.4             400             4,720